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                                                                  EXHIBIT 99.B11

CONSENT OF INDEPENDENT AUDITORS

Seligman Cash Management Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 30 to Registration Statement No. 2-56805 of our report dated January 31, 1997, appearing in the Annual Report to Shareholders for the year ended December 31, 1996, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
April 25, 1997